Exhibit 15.1

July 14, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

        We are aware that our report dated July 14, 2006 on our review of interim financial information of Hertz Global Holdings, Inc. and its subsidiaries (the "Company") for the three month periods ended March 31, 2006 and March 31, 2005 is included in the Company's Registration Statement on Form S-1 filed July 14, 2006.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey